UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2023

Invitae Corporation
(Exact name of the registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission	(I.R.S. employer
incorporation or organization)	File Number)	identification number)
1400 16th Street, San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 374-7782
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Invitae Corporation (the “Company”) held its 2023 Annual Meeting of Stockholders on June 5, 2023. The matters voted upon at the meeting and the results of those votes are set forth below.

1.The following Class I directors were elected to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified:

	For	Against	Withheld	Broker Non-Votes
Geoffrey S. Crouse	60,689,756	40,780,437	423,118	74,170,901
Christine M. Gorjanc	64,874,041	36,535,717	483,553	74,170,901
Kenneth D. Knight	97,517,983	4,037,152	338,176	74,170,901

2.The proposal to approve, for purposes of complying with New York Stock Exchange listing rules, the issuance of shares of the Company's common stock pursuant to the conversion of notes and/or exercise of warrants and the related change of control was approved.

For	Against	Withheld	Broker Non-Votes
98,872,183	2,731,233	289,895	74,170,901
3.The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Withheld	Broker Non-Votes
97,397,112	4,031,277	464,922	74,170,901
4.The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 was ratified.

For	Against	Withheld
174,939,980	695,303	428,929

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 6, 2023

INVITAE CORPORATION

By:	/s/ Thomas R. Brida
Name:	Thomas R. Brida
Title:	General Counsel